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                                                                 EXHIBIT 23.1



                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form 10SB for IDREAM.WS, INC., of our report dated May 31, 2000, relating to the May 31, 2000 financial statements of IDREAM.WS, INC., which appears in such Form 10SB.



/s/ Siegel, Smith & Garber, LLP
SIEGEL, SMITH, & GARBER, LLP
Certified Public Accountants
Del Mar, California
August 3, 2000